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                                                                      EXHIBIT 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Textron Inc. of our report dated January 23, 2001, included in the 2000 Annual Report to Shareholders of Textron Inc.

Our audits also included the financial statement schedule of Textron Inc.
listed in the accompanying Index to Financial Statements and Financial Statement Schedules. This Schedule is the responsibility of the Company's management.
Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-84599, Form S-8 No. 333-78145, Form S-8 No. 333-50931, Form
S-8 No. 333-07121, Form S-8 No. 33-63741, Form S-8 No. 33-57025, Form S-8 No.
33-38094) of Textron Inc. and in the related Prospectus and Prospectus Supplements of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Textron Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 30, 2000.

                                        /s/ Ernst & Young LLP


Boston, Massachusetts
March 14, 2001